Independent Auditors' Consent

The Board of Trustees

The Calvert Fund:

We consent to the use of our reports, incorporated herein by reference, dated November 18, 2003, with respect to the financial statements of Calvert Income Fund, Calvert Short Duration Income Fund, and Calvert New Vision Small Cap Fund, each a series of The Calvert Fund, as of September 30, 2003, and to the references to our firm under the headings "Financial Highlights" in the Prospectuses and "Independent Auditors and Custodians" in the Statement of Additional Information.

  /s/ KPMG LLP

Philadelphia, Pennsylvania

January 27, 2004